Exhibit 99.1

HOLOGIC TO ACQUIRE THIRD WAVE TECHNOLOGIES

Combination to Accelerate Growth and Broaden Presence in Women’s Health Market

BEDFORD, MASS. and MADISON, WISC., June 9, 2008 – Hologic, Inc. (NASDAQ: HOLX), of Bedford, Mass., announced today that it has signed a definitive agreement to acquire Third Wave Technologies, Inc. (NASDAQ: TWTI) for a purchase price of $11.25 per share, or approximately $580 million in value, representing an approximately 24% premium to Third Wave’s average trading price over the last three months. The Boards of Directors of both companies unanimously approved the transaction in which Hologic is to acquire 100% of Third Wave’s stock in a cash tender offer to be followed by a merger to acquire any untendered shares. The transaction, completion of which is anticipated in the third calendar quarter of 2008, is expected to be modestly dilutive to Hologic’s adjusted earnings per share in the first full year after closing, and increasingly accretive thereafter.

Third Wave develops and markets molecular diagnostic reagents for a wide variety of DNA and RNA analysis applications based on its proprietary Invader® chemistry. The company’s current clinical diagnostic offerings consist of products for conditions such as Cystic Fibrosis, Hepatitis C, cardiovascular risk and other diseases. The company recently submitted to the U.S. Food and Drug Administration (FDA) pre-market approval (PMA) applications for two human papilloma virus, or HPV, tests. These submissions are based on a successfully completed clinical trial. There are currently 10 million HPV tests being performed in the United States, representing a $200 million market and growth in excess of 40% in each of the past five years. Hologic believes the global market for HPV testing will increase to $800 million in the next few years.

Jack Cumming, Chairman and Chief Executive Officer of Hologic, said: “The combination of Hologic and Third Wave brings together two great companies that employ complementary technologies but share a common mission: to help save the lives of women. Hologic is an established, diversified provider of diagnostic products and therapeutic devices. Third Wave’s products in development, including its HPV tests, employ a patented molecular diagnostic platform designed to help identify cervical cancer and other diseases at an early stage. This important transaction will broaden Hologic’s range of diagnostic product offerings, enhance our revenue and earnings growth potential and, we believe, create long-term value for our shareholders.

“Specifically, we expect our acquisition of Third Wave to help accelerate the growth of our diagnostics division,” Mr. Cumming continued. “Once FDA approval is obtained, these products, will be a complementary fit with our current suite of products, and broaden our product offerings into high-growth diagnostic markets for women.

“Hologic has an established sales and distribution network for women’s health, as well as extensive relationships with clinical labs and OB/GYN channels,” Mr. Cumming said. “If and when Third Wave’s HPV tests receive FDA approval, which we hope will be in the first half of calendar 2009, we will be well-positioned to take these products quickly and effectively to market. We expect the integration process to be smooth and seamless. We look forward to welcoming Third Wave’s outstanding associates to Hologic when the transaction is completed, and to participating in the launch of Third Wave’s existing and future product lines.

“We have great respect for Kevin Conroy and his team, the exciting products they have developed and the expertise they bring to Hologic. Before offering to acquire Third Wave, we conducted extensive due diligence on the company’s technologies, and believe that once FDA approval is obtained, the HPV test will represent an important new molecular diagnostic platform. Importantly, the senior management team of Third Wave is so confident about the future of this technology that six top executives have voluntarily deferred the vesting of their options and the acceleration of most of their long-term incentive plan payments otherwise due upon a change in control until after the receipt of FDA approval—the strongest possible vote of confidence in Third Wave’s technology and in this transaction, which we fully share,” Mr. Cumming concluded.

“We welcome this opportunity to deliver outstanding value to our stakeholders,” said Kevin Conroy, Chief Executive Officer of Third Wave. We look forward to working with Hologic to complete the transaction efficiently and to delivering its benefits to our respective shareholders, customers, employees and to women worldwide.”

Benefits of the Merger

The anticipated strategic benefits of the transaction to Hologic include, among others:

•	Provides a solid platform for future opportunities in molecular diagnostics. Third Wave’s unique Invader chemistry provides an exciting platform to explore new diagnostics for women’s health.

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Accelerates Hologic’s growth in cervical cancer screening. With a strong existing presence in cancer screening, the addition of Third Wave’s HPV tests, subject to FDA approval, will allow Hologic to expand its ability to serve this important segment of the industry. Third Wave’s pending HPV tests are a natural adjunct to Hologic’s ThinPrep pap test.

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Broadens Hologic’s presence in women’s health. Subject to FDA approval, the addition of Cervista HR and Cervista 16/18 further broadens Hologic’s comprehensive suite of products and diagnostic tests for women’s health.

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Enhances Hologic’s value proposition to laboratories and OB/GYN customers. Subject to FDA approval, the addition of Third Wave’s HPV tests will improve the standard for HPV testing by providing a more efficient test process with increased specificity to Hologic customers, as well as a platform for additional tests and services.

Financing and Structure

Under the agreement, Third Wave shareholders will receive an aggregate amount of an estimated $580 million in cash, assuming the conversion of Third Wave’s outstanding convertible notes, warrants and restricted stock. Hologic intends to borrow $600 million to finance this transaction in the form of a senior secured credit facility on terms substantially consistent with the company’s existing credit facility. Hologic has secured fully committed debt financing for the full consideration from Goldman, Sachs & Co.

Timing and Approvals

The transaction will be conducted through a tender offer to be launched as promptly as possible, to be followed by a merger to acquire any untendered shares. The closing of the tender offer is subject to customary closing conditions and antitrust review, including expiration or early termination of the applicable Hart-Scott-Rodino waiting period, and various country filings, and the acquisition by Hologic of a majority of Third Wave’s shares.

Update to Hologic’s Financial Guidance and Expected Impact

This transaction is expected to be slightly dilutive to Hologic’s non-GAAP EPS in Fiscal 2008 and we anticipate $0.02-0.03 per share dilution to the company’s previous guidance, excluding acquisition-related charges. The acquisition is expected to be approximately $0.10 dilutive to non-GAAP EPS (excluding the amortization of intangibles) in Fiscal 2009 and to be accretive to non-GAAP EPS beginning in Fiscal 2010.

Hologic expects to record non-cash acquisition related costs related primarily to the write-off of in-process research and development following the completion of the tender offer. The amount of this charge will be determined by an independent valuation and is expected to be material.

Hologic expects the transaction to be cash flow neutral in Fiscal 2009 as a result of the use of $160 million in acquired tax NOLs, including interest and financing expense of approximately $40 million from the term loan of approximately $600 million to finance the acquisition.

Advisors

In connection with the transaction, Goldman, Sachs & Co. acted as exclusive financial advisor to Hologic, and Brown Rudnick LLP provided legal counsel. XMS Capital Partners and Merrill Lynch & Co. acted as financial advisors to Third Wave. Kirkland & Ellis LLP and Kennedy, Covington Lobdell & Hickman LLP provided legal counsel to Third Wave.

Conference Call and Webcast

Hologic will host a conference call today, Monday, June 9th, at 8:30 a.m. (Eastern) to discuss this announcement. Interested participants may listen to the call by dialing 877-795-3613 (for callers within the U.S.) or 719-325-4814 (for international callers) and referencing code 3060489 approximately 15 minutes prior to the call. A webcast of the call and accompanying slides can be accessed at www.hologic.com.

A replay of the call will be available through June 16, 2008 at 888-203-1112 (for callers within the U.S.) or 719-457-0820 (for international callers), access code 3060489, and at www.hologic.com.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostics, medical imaging systems and surgical products dedicated to serving the healthcare needs of women. Hologic’s core business units are focused on breast health, diagnostics, GYN surgical, and skeletal health. Hologic provides a comprehensive suite of technologies with products for mammography and breast biopsy, radiation treatment for early-stage breast cancer, cervical cancer screening, treatment for menorrhagia, osteoporosis assessment, preterm birth risk assessment, and mini C-arm for extremity imaging. For more information, please visit Hologic’s website at www.hologic.com.

About Third Wave Technologies, Inc.

Third Wave Technologies, Inc., promises to be a growing leader in molecular diagnostics, providing DNA and RNA analysis products to clinical, research, and agricultural customers. Third Wave is one of the only companies in the molecular diagnostics business with a unique chemistry—the functional backbone of any molecular test. Third Wave has over 210 clinical testing customers and the list continues to grow. In the United States, they serve most major clinical laboratories that perform molecular diagnostic testing. Third Wave has also established a strong presence in Japan and more recently, began to establish distribution in Europe. Their clinical diagnostic products are used by clinical laboratories to create tests for screening, prognosis, diagnosis, and monitoring by physicians of individual patients. For more information about Third Wave and its products, please visit the company’s website at www.twt.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), Hologic uses the non-GAAP financial measures “adjusted EPS” and “EBITDA”. Adjusted EPS excludes the write-off and amortization of acquisition-related intangible assets, and tax provisions/benefits related thereto. EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. Neither adjusted EPS nor EBITDA is a measure of operating performance under GAAP. Hologic believes that the use of these non-GAAP measures helps investors to gain a better understanding of their core operating results and future prospects, consistent with how management measures and forecasts the companies’ performance, especially when comparing such results to previous periods or forecasts. When analyzing the companies’ operating performance, investors should not consider these non-GAAP measures as a substitute for net income prepared in accordance with GAAP.

Information Concerning Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the timing of the completion of the transaction, the anticipated benefits of the acquisition of Third Wave by Hologic, including future financial and operating results, the expected permanent financing for the transaction, Hologic’s and Third Wave’s plans, objectives, expectations and intentions and other statements that are not historical facts. Hologic and Third Wave caution readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information.

Risks and uncertainties include, among others: the ability of the parties to obtain regulatory approvals of the transaction on the proposed terms and schedule; the parties may be unable to complete the transaction because conditions to the closing of the transaction may not be satisfied; the risk that the businesses will not be integrated successfully; the transaction may involve unexpected costs or unexpected liabilities; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the risk of Third Wave’s products not obtaining regulatory approval or significant delays in obtaining such approval; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; use and protection of intellectual property; dependence on customers’ capital spending policies and government funding policies, including third-party reimbursement; realization of potential future savings from new productivity initiatives; general worldwide economic conditions and related uncertainties; future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; and the effect of exchange rate fluctuations on international operations. In addition, the transaction will require Hologic to increase the financing available to it under its existing credit agreement with Goldman Sachs Credit Partners L.P. While Hologic has obtained a commitment for such increased financing, Hologic’s liquidity and results of operations could be materially adversely affected if such financing is not available on favorable terms. Moreover, the substantial leverage resulting from such financing will subject Hologic’s business to additional risks and uncertainties. The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic and Third Wave have filed with the SEC contain additional factors that could impact Hologic’s business and financial performance. Hologic and Third Wave expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information for Investors and Stockholders

This description contained herein is neither an offer to purchase nor solicitation of an offer to sell securities. The tender offer for the outstanding shares of Third Wave’s common stock described herein has not commenced. At the time the offer is commenced, Hologic and Thunder Tech

Corp. (a wholly owned subsidiary of Hologic) will file with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO containing an offer to purchase, the form of the letter of transmittal and other documents relating to the tender offer, and Third Wave will file with the SEC a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. Hologic, Thunder Tech Corp. and Third Wave intend to mail these documents to the stockholders of Third Wave. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information about the tender offer, including the terms and conditions of the offer and stockholders of Third Wave are urged to read them carefully when they become available before they make a decision with respect to the Offer. Stockholders of Third Wave will be able to obtain a free copy of these documents (when they become available) at http://www.hologic.com and the website maintained by the SEC at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) by contacting Hologic or Third Wave.

Hologic Contacts: Glenn Muir, Executive Vice President and Chief Financial Officer (781) 999-7300 Frances Crecco Doria, Investor Relations (781) 999-7377	Additional Contacts: Roy Winnick or Micheline Tang Kekst and Company Tel: (212) 521-4842